Exhibit 99.1

Contact: Pat Giuliani-Rheaume
         (516) 829-4343

            clickNsettle.com Reports Third Quarter and Nine Month Results; Net Loss per Share of $0.03 for the Third Quarter of Fiscal 2004 versus Net Loss per Share of $0.03 a Year Ago

GREAT NECK, N.Y., May 14, 2004/PR Newswire/ -- clickNsettle.com, Inc. (OTCBB:
CLIK), a global provider of innovative dispute resolution solutions, today announced its revenues and results for the third fiscal quarter and nine months ended March 31, 2004. Revenues for the third quarter of fiscal 2004 decreased to $809,868 from $858,934 for the third quarter of fiscal 2003. Net loss was ($212,102) for the third quarter of fiscal year 2004 versus ($213,025) for the prior year quarterly period. Net loss per share was ($0.03) for both quarterly periods.

Revenues for the first nine months of fiscal 2004 decreased to $2,724,722 from $2,814,132 for the first nine months of fiscal 2003. The results for the first nine months of last year included non-recurring revenue of approximately $50,800. Net loss was ($562,458) for the first nine months of fiscal year 2004 versus ($536,729) for the prior year comparable period. Net loss per share was ($0.07) for the first nine months of fiscal year 2004 versus ($0.06) for the same period in the prior year.

About clickNsettle.com

Headquartered in Great Neck, New York, clickNsettle.com, Inc. provides innovative and highly effective dispute resolution services and solutions to entities that seek alternatives to the traditional and often time-consuming and expensive legal process. clickNsettle.com, the parent company of National Arbitration and Mediation (NAM), offers a comprehensive selection of some of the finest lawyers globally, with more than 1,700 top-tier former judges and attorneys worldwide. Additionally, the company has a number of inventions designed to enhance transparency and ensure the integrity of ADR (alternative dispute resolution) initiatives. Although the dispute resolution industry is still relatively young, clickNsettle.com has been recognized nationally as a leader in the field and the NAM brand name is well established within the legal and business communities.

The statements contained in the release contain forward-looking statements relating to such matters as anticipated financial performance, business prospects, and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expenditures expressed in the Company's forward-looking statements. These factors include changes in the insurance and legal industries; the Company's inability to retain current or new hearing officers;

changes in the public court system; and the degree and timing of the market's acceptance of its arbitration and mediation programs and electronic oversight applications.

                                 Table to follow
                     clickNsettle.com, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                              Three months ended March 31,        Nine months ended March 31,
                                                                 2004              2003              2004              2003
                                                             -----------       -----------       -----------       -----------
Net revenues                                                 $   809,868       $   858,934       $ 2,724,722       $ 2,814,132
                                                             -----------       -----------       -----------       -----------

Operating costs and expenses
  Cost of services                                               179,311           194,869           623,594           653,398
  Sales and marketing expenses                                   323,253           254,547           971,916           842,077
  General and administrative expenses                            511,570           626,889         1,745,749         1,866,694
                                                             -----------       -----------       -----------       -----------

                                                               1,014,134         1,076,305         3,341,259         3,362,169
                                                             -----------       -----------       -----------       -----------

           Loss from operations                                 (204,266)         (217,371)         (616,537)         (548,037)

Other (expenses) income
   Investment (loss) income                                       (8,423)              579            52,056             4,058
   Other income                                                      587             3,767             2,023             7,250
                                                             -----------       -----------       -----------       -----------

                                                                  (7,836)            4,346            54,079            11,308
                                                             -----------       -----------       -----------       -----------

            Loss before income taxes                            (212,102)         (213,025)         (562,458)         (536,729)

Income taxes                                                          --                --                --                --
                                                             -----------       -----------       -----------       -----------

              NET LOSS                                       $  (212,102)      $  (213,025)      $  (562,458)      $  (536,729)
                                                             ===========       ===========       ===========       ===========

Net loss per common share - basic and diluted                $     (0.03)      $     (0.03)      $     (0.07)      $     (0.06)
                                                             ===========       ===========       ===========       ===========

Weighted-average shares outstanding - basic and diluted        8,449,056         8,449,056         8,449,056         8,449,056
                                                             ===========       ===========       ===========       ===========